                             PARTICIPATION AGREEMENT

                                      AMONG

                      FIRST SECURITY BENEFIT LIFE INSURANCE

                         AND ANNUITY COMPANY OF NEW YORK,

                         PIMCO VARIABLE INSURANCE TRUST,

                                       AND

                         PIMCO ADVISORS DISTRIBUTORS LLC

   THIS  AGREEMENT,  dated as of the 1st day of May,  2003,  by and among  First
Security   Benefit  Life  Insurance  and  Annuity  Company  of  New  York,  (the
"Company"),  a New York life insurance company,  on its own behalf and on behalf of each  segregated  asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the
"Account"),  PIMCO Variable  Insurance Trust (the "Fund"),  a Delaware  business trust,  and PIMCO  Advisors  Distributors  LLC (the  "Underwriter"),  a Delaware
limited liability company.

   WHEREAS,  the Fund engages in business as an open-end  management  investment company and is available to act as the investment  vehicle for separate accounts established  for variable life  insurance and variable  annuity  contracts  (the
"Variable  Insurance  Products") to be offered by insurance companies which have
entered   into   participation   agreements   with  the  Fund  and   Underwriter
("Participating Insurance Companies");

   WHEREAS,  the shares of  beneficial  interest  of the Fund are  divided  into several series of shares,  each  designated a "Portfolio" and  representing  the interest in a particular managed portfolio of securities and other assets;

   WHEREAS,  the Fund has  obtained an order from the  Securities  and  Exchange
Commission (the "SEC") granting  Participating  Insurance Companies and variable annuity and  variable  life  insurance  separate  accounts  exemptions  from the provisions of sections 9(a), 13(a),  15(a), and 15(b) of the Investment  Company
Act  of  1940,  as  amended,   (the  "1940  Act")  and  Rules   6e-2(b)(15)  and
6e-3(T)(b)(15)  thereunder,  if and to the extent  necessary to permit shares of the Fund to be sold to and held by variable  annuity and variable life insurance separate accounts of both affiliated and unaffiliated  life insurance  companies
(the "Mixed and Shared Funding Exemptive Order");

   WHEREAS, the Fund is registered as an open-end management  investment company under  the 1940 Act and  shares  of the  Portfolios  are  registered  under  the
Securities Act of 1933, as amended (the "1933 Act");

   WHEREAS, Pacific Investment Management Company (the "Adviser"),  which serves as investment  adviser to the Fund, is duly registered as an investment  adviser under the federal Investment Advisers Act of 1940, as amended;

   WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity  contracts  supported wholly or partially by the Account
(the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

   WHEREAS, the Account is duly established and maintained as a segregated asset account,  duly established by the Company, on the date shown for such Account on
Schedule A hereto, to set aside and invest assets  attributable to the aforesaid
Contracts;

   WHEREAS,  the  Underwriter,  which  serves as  distributor  to the  Fund,  is registered as a broker dealer with the SEC under the Securities  Exchange Act of
1934,  as amended  (the "1934  Act"),  and is a member in good  standing  of the
National Association of Securities Dealers, Inc. (the "NASD"); and

   WHEREAS,   to  the  extent   permitted  by  applicable   insurance  laws  and
regulations,  the Company intends to purchase Administrative Class shares in the
Portfolios  listed in Schedule A hereto,  as it may be amended from time to time by mutual  written  agreement  (the  "Designated  Portfolios")  on behalf of the
Account to fund the aforesaid  Contracts,  and the  Underwriter is authorized to sell such shares to the Account at net asset value;

   NOW, THEREFORE,  in consideration of their mutual promises,  the Company, the
Fund and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

   1.1.  The  Fund  has  granted  to  the  Underwriter  exclusive  authority  to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the  Underwriter  to make available to the Company for purchase on behalf of the
Account Fund shares of those Designated  Portfolios selected by the Underwriter.
Pursuant to such  authority and  instructions,  and subject to Article X hereof, the  Underwriter  agrees to make available to the Company for purchase on behalf of the Account,  shares of those Designated  Portfolios  listed on Schedule A to this  Agreement,  such purchases to be effected at net asset value in accordance with Section 1.3 of this  Agreement.  Notwithstanding  the  foregoing,  (i) Fund series  (other than those listed on Schedule A) in existence  now or that may be established  in the future will be made  available  to the  Company  only as the
Underwriter  may so  provide,  and (ii) the Board of  Trustees  of the Fund (the
"Board") may suspend or terminate the offering of Fund shares of any  Designated
Portfolio or class  thereof,  if such action is required by law or by regulatory authorities  having  jurisdiction  or if,  in the sole  discretion  of the Board acting in good faith and in light of its fiduciary  duties under federal and any applicable  state laws,  suspension  or  termination  is  necessary  in the best interests of the shareholders of such Designated Portfolio.

   1.2. The Fund shall redeem, at the Company's request,  any full or fractional
Designated  Portfolio shares held by the Company on behalf of the Account,  such redemptions to be effected at net asset value in accordance  with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) the Company shall not redeem
Fund  shares  attributable  to  Contract  owners  except  in  the  circumstances permitted  in  Section  10.3 of this  Agreement,  and (ii)  the  Fund may  delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

   1.3. Purchase and Redemption Procedures

        (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving  purchase and redemption  requests on behalf of the
Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the  Contracts  and other  transactions  relating to the  Contracts or the
Account.  Receipt of any such  request (or  relevant  transactional  information therefor)  on any day the New York Stock  Exchange  is open for  trading  and on which the Fund  calculates  its net asset value pursuant to the rules of the SEC
(a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund  ordinarily  calculates its net asset value as described from time to time in the Fund  Prospectus  (which as of the date of execution of this
Agreement is 4:00 p.m.  Eastern  Time) shall  constitute  receipt by the Fund on that same Business Day,  provided that the Fund receives  notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

        (b) The Company shall pay for shares of each Designated Portfolio on the same day  that it  notifies  the Fund of a  purchase  request  for such  shares.
Payment  for  Designated  Portfolio  shares  shall  be  made  in  federal  funds transmitted to the Fund by wire to be received by the Fund by 3:00 p.m.  Eastern
Time on the  Business  Day the Fund is  notified  of the  purchase  request  for
Designated  Portfolio  shares  (unless  the Fund  determines  and so advises the
Company that  sufficient  proceeds are  available  from  redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the  Company on behalf of the  Account).  If federal  funds are not  received on time, such funds will be invested,  and Designated  Portfolio  shares  purchased thereby will be issued,  as soon as practicable  and the Company shall promptly, upon the  Fund's  request,  reimburse  the Fund for any  charges,  costs,  fees, interest or other expenses  incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio  transactions effected by the Fund based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall
cease  to  be  the   responsibility   of  the  Company  and  shall   become  the
responsibility of the Fund.

        (c) Payment for Designated  Portfolio  shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated  person by 3 p.m. Eastern Time on the same Business Day the
Fund is  properly  notified  of the  redemption  order  of such  shares  (unless redemption  proceeds  are to be  applied  to the  purchase  of  shares  of other
Designated  Portfolios in  accordance  with Section  1.3(b) of this  Agreement), except that the Fund reserves the right to redeem Designated Portfolio shares in assets other than cash (as limited in accordance  with Rule 18f-1 under the 1940
Act) and to delay payment of redemption  proceeds to the extent  permitted under
Section 22(e) of the 1940 Act and any Rules  thereunder,  and in accordance with the  procedures  and  policies  of the Fund as  described  in the  then  current prospectus. The Fund shall not bear any responsibility whatsoever for the proper disbursement  or crediting of  redemption  proceeds by the Company;  the Company alone shall be responsible for such action.

        (d) Any purchase or redemption  request for Designated  Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined  after the Fund's receipt of such request, provided  that,  in the case of a purchase  request,  payment for Fund shares so requested  is received  by the Fund in federal  funds prior to close of business for  determination  of such  value,  as  defined  from  time to time in the Fund
Prospectus.

   1.4.  The Fund  shall use its best  efforts  to make the net asset  value per share  for each  Designated  Portfolio  available  to the  Company  by 7:00 p.m.
Eastern  Time  each  Business  Day,  and in any  event,  as soon  as  reasonably practicable after the net asset value per share for such Designated Portfolio is calculated,  and shall  calculate  such net asset value in  accordance  with the
Fund's prospectus.  Neither the Fund, any Designated Portfolio, the Underwriter,
nor any of their affiliates shall be liable for any information  provided to the
Company  pursuant to this  Agreement  which  information  is based on  incorrect information supplied by the Company.

   1.5. The Fund shall furnish notice (by wire or telephone  followed by written confirmation)  to the Company as soon as  reasonably  practicable  of any income dividends  or capital gain  distributions  payable on any  Designated  Portfolio shares by the  record  date.  The  Company,  on its  behalf and on behalf of the
Account,  hereby elects to receive all such dividends and  distributions  as are payable on any Designated  Portfolio shares in the form of additional  shares of that Designated Portfolio.  The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and  capital  gain  distributions  in cash.  The Fund shall  notify the  Company promptly of the number of  Designated  Portfolio  shares so issued as payment of such dividends and distributions.

   1.6.  Issuance and transfer of Fund shares shall be by book entry only. Stock certificates  will not be issued to the  Company or the  Account.  Purchase  and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

   1.7. (a) The parties hereto acknowledge that the arrangement  contemplated by this  Agreement  is not  exclusive;  the  Fund's  shares  may be sold  to  other insurance  companies  (subject  to Section 1.8 hereof) and the cash value of the
Contracts may be invested in other investment companies provided,  however, that until this  Agreement  is  terminated  pursuant to Article X, the Company  shall promote the Designated  Portfolios on a similar basis as other funding  vehicles available  under the Contracts.  The Company's  obligation  under this provision shall be fully  discharged  so long as sales  literature  describing  all of the investment  options  available  under  the  Contracts  mentions  the  Designated
Portfolios as being available and quarterly  performance  information  about the
Designated  Portfolios  is made  available  on the same basis as the  Contract's other investment options.

        (b) The  Company  shall not,  without  prior  notice to the  Underwriter
(unless  otherwise  required by applicable  law), take any action to operate the
Account as a management investment company under the 1940 Act.

        (c) The  Company  shall not,  without  prior  notice to the  Underwriter
(unless otherwise  required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's distributor or investment adviser.

        (d) The Company  shall not,  without  prior  notice to the Fund,  induce
Contract  owners  to vote  on any  matter  submitted  for  consideration  by the shareholders  of the Fund in a manner other than as  recommended by the Board of
Trustees of the Fund.

   1.8.  The   Underwriter   and  the  Fund  shall  sell  Fund  shares  only  to
Participating  Insurance Companies and their separate accounts and to persons or plans  ("Qualified  Persons") that  communicate to the  Underwriter and the Fund that they  qualify to purchase  shares of the Fund under  Section  817(h) of the
Internal  Revenue  Code of 1986,  as amended  (the  "Code") and the  regulations thereunder  without  impairing  the  ability  of the  Account  to  consider  the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the  diversification  requirements  of Section 817(h).
The Underwriter and the Fund shall not sell Fund shares to any insurance company or  separate  account  unless an  agreement  complying  with  Article VI of this
Agreement is in effect to govern such sales, to the extent required. The Company hereby  represents  and warrants that it and the Account are Qualified  Persons.
The Fund reserves the right to cease offering shares of any Designated Portfolio in the discretion of the Fund.

   1.9. The parties may agree, in lieu of the procedures set forth above in this
Article  1, to place and  settle  trades  for Fund  shares  through  a  clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

   1.10.  In  accordance  with the Fund's  procedures  as in effect from time to time, in the event of an error in the  computation  of a Designated  Portfolio's net asset value per share  ("NAV") or any dividend or capital gain  distribution
(each, a "pricing error"), the Fund shall immediately notify the Company as soon as possible after discovery of the error. Such  notification may be verbal,  but shall be  confirmed  promptly in writing in  accordance  with Article XI of this
Agreement.  A pricing  error shall be corrected  as follows:  (a) if the pricing error  results in a difference  between the erroneous NAV and the correct NAV of less than $0.01 per share,  then no corrective  action need be taken; (b) if the pricing error results in a difference  between the erroneous NAV and the correct
NAV equal to or greater  than  $0.01 per  share,  but less than 1/2 of 1% of the
Designated  Portfolio's  NAV at the  time of the  error,  then  the  Fund  shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive  effect of such error;  however,  no  adjustments to Contract owner accounts  need be made;  and (c) if the pricing  error  results in a  difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1%
of the Designated  Portfolio's NAV at the time of the error, then the Fund shall
reimburse  the   Designated   Portfolio  for  any  loss  (without   taking  into
consideration any positive effect of such error) and shall reimburse the Company for the costs of  adjustments  made to correct  Contract owner  accounts.  If an adjustment  is necessary to correct a material  error which has caused  Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Designated  Portfolio(s)  attributable to the accounts of the  Contract  owners  will be adjusted  and the amount of any  underpayments shall be credited by the Fund to the Company for  crediting  of such  amounts to the applicable  Contract owners accounts.  Upon  notification by the Fund of any overpayment  due to a material  error,  the Company shall  promptly remit to the
Fund any overpayment  that has not been paid to Contract  owners;  however,  the
Fund acknowledges  that the Company does not intend to seek additional  payments from any Contract owner who,  because of a pricing error, may have underpaid for units of interest credited to his/her account.  In no event shall the Company be liable to Contract owners for any such  adjustments or underpayment  amounts.  A pricing  error  within  categories  (b) or  (c)  above  shall  be  deemed  to be
"materially  incorrect"  or  constitute a "material  error" for purposes of this
Agreement.

        The  standards  set forth in this Section 1.10 are based on the Parties'
understanding  of the views  expressed by the staff of the SEC as of the date of this  Agreement.  In the event the views of the SEC staff are later  modified or superseded  by SEC or  judicial  interpretation,  the  Parties  shall  amend the
foregoing   provisions  of  this  Agreement  to  comport  with  the  appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II. Representations and Warranties

   2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be,  registered  under the 1933 Act, or (b) are not  registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in transactions  that are properly exempt from registration under the 1933  Act.  The  Company  further  represents  and  warrants  that the
Contracts  will be issued and sold in compliance  in all material  respects with all applicable  federal  securities and state  securities and insurance laws and that the sale of the  Contracts  shall comply in all material  respects with any state insurance suitability  requirements that may be deemed to be applicable to the sale.  The Company  further  represents and warrants that it is an insurance company duly  organized and in good standing under  applicable  law, that it has legally  and  validly  established  the  Account  prior to any  issuance or sale thereof as a segregated asset account under New York insurance laws, and that it
(a) has  registered  or,  prior to any issuance or sale of the  Contracts,  will register  the  Account  as a  unit  investment  trust  in  accordance  with  the provisions of the 1940 Act to serve as a segregated  investment  account for the
Contracts,  or  alternatively  (b) has not  registered  the  Account  in  proper reliance  upon an exclusion  from  registration  under the 1940 Act. The Company shall  register and qualify the Contracts or interests  therein as securities in accordance  with the laws of the various states only if and to the extent deemed advisable by the Company.

   2.2. The Fund  represents and warrants that Fund shares sold pursuant to this
Agreement  shall be registered  under the 1933 Act, duly authorized for issuance and sold in compliance  with  applicable  state and federal  securities laws and that the Fund is and shall remain  registered under the 1940 Act. The Fund shall amend the registration  statement for its shares under the 1933 Act and the 1940
Act from time to time as required in order to effect the continuous  offering of its  shares.  The  Fund  shall  register  and  qualify  the  shares  for sale in accordance  with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

   2.3. The Fund may make payments to finance distribution  expenses pursuant to
Rule 12b-1 under the 1940 Act. Prior to financing distribution expenses pursuant to Rule  12b-1,  the  Fund  will  have the  Board,  a  majority  of whom are not interested  persons of the Fund,  formulate  and approve a plan pursuant to Rule
12b-1 under the 1940 Act to finance distribution expenses.

   2.4.  The Fund  makes no  representations  as to  whether  any  aspect of its operations,  including,  but not  limited  to,  investment  policies,  fees  and expenses, complies with the insurance laws of the various states.

   2.5. The Fund represents that it is lawfully  organized and validly  existing under the laws of the State of Delaware  and that it does and will comply in all material respects with the 1940 Act.

   2.6. The  Underwriter  represents  and  warrants  that it is a member in good standing of the NASD and is  registered  as a  broker-dealer  with the SEC.  The
Underwriter  further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

   2.7.  The Fund and the  Underwriter  represent  and warrant that all of their
trustees/directors,   officers,   employees,   investment  advisers,  and  other
individuals or entities dealing with the money and/or securities of the Fund are and shall  continue  to be at all times  covered by a blanket  fidelity  bond or similar  coverage  for the  benefit  of the Fund in an amount  not less than the minimum coverage as required  currently by Rule 17g-1 of the 1940 Act or related provisions as may be  promulgated  from time to time.  The aforesaid  bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   2.8. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities  employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar  coverage for the benefit of the Account,  in an amount not less than $5 million.  The aforesaid bond includes  coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the  benefit of the Fund and to pay to the Fund any  amounts  lost from larceny,  embezzlement  or other  events  covered by the  aforesaid  bond to the extent such amounts  properly  belong to the Fund  pursuant to the terms of this
Agreement.  The Company agrees to make all  reasonable  efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

ARTICLE III. Prospectuses and Proxy Statements; Voting

   3.1.  The  Underwriter  shall  provide the Company with as many copies of the
Fund's current prospectus as the Company may reasonably request.  The Fund shall bear the expense of printing  copies of the Fund's  current  prospectus  for the
Contracts  that  will be  distributed  to  existing  Contract  owners  who  have allocated Contract value to a Designated  Portfolio,  and the Company shall bear the  expense  of  printing  copies  of the  Fund's  prospectus  that are used in connection  with offering the Contracts  issued by the Company.  If requested by the  Company  in  lieu  thereof,  the  Fund  shall  provide  such  documentation
(including a final copy of the new prospectus in electronic format at the Fund's expense)  and  other  assistance  as is  reasonably  necessary  in order for the
Company once each year (or more  frequently  if the  prospectus  for the Fund is amended) to have the  prospectus  for the  Contracts  and the Fund's  prospectus printed  together  in one  document.  The  expenses  of such  printing  shall be apportioned  between  (a)  the  Company  and (b) the  Fund  or its  designee  in proportion  to the number of pages of the  Contract and  Designated  Portfolios'
prospectuses,  with the Fund or its  designee to  contribute a maximum of $5,000 annually in aggregate  towards the expenses of printing such a combined document to existing  Contract  owners who have allocated  Contract value to a Designated
Portfolio. Any additional expenses shall be borne by the Company.  Additionally, the Company shall bear all printing  expenses of such combined  documents  where used for distribution to prospective purchasers.

   3.2.  The  Fund's  prospectus  shall  state  that the  current  Statement  of
Additional  Information  ("SAI") for the Fund is available,  and the Underwriter
(or the Fund),  at its expense,  shall provide a reasonable  number of copies of such SAI  free of  charge  to the  Company  for  itself  and for any  owner of a
Contract who requests such SAI.

   3.3. The Fund shall provide the Company with information regarding the Fund's expenses,  which  information may include a table of fees and related  narrative disclosure for use in any prospectus or other descriptive document relating to a
Contract.  The  Company  agrees  that it will use such  information  in the form provided.  The  Company  shall  provide  prior  written  notice of any  proposed modification  of such  information,  which  notice  will  describe in detail the manner in which the Company proposes to modify the information,  and agrees that it may not modify such  information  in any way without the prior consent of the
Fund.

   3.4. The Fund will pay or cause to be paid the expenses  associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund,  consistent with applicable  provisions of the 1940
Act.

   3.5. The Company shall:

           (i)  solicit voting instructions from Contract owners;

          (ii)  vote the Fund shares in accordance  with  instructions  received from Contract owners; and

         (iii)  vote Fund shares for which no instructions have been received in the same  proportion as Fund shares of such  portfolio for which instructions  have been  received,  so long as and to the extent that the SEC  continues  to  interpret  the 1940 Act to  require pass-through  voting  privileges for variable contract owners or to the extent  otherwise  required by law. The Company will vote
                Fund shares  held in any  segregated  asset  account in the same proportion  as Fund shares of such  portfolio  for which  voting instructions  have been received from  Contract  owners,  to the extent The Company  reserves  the right to vote Fund shares held in its general account in its own right to the extent  permitted by applicable laws.

   3.6. Participating Insurance Companies shall be responsible for assuring that each  of  their  separate  accounts  participating  in  a  Designated  Portfolio calculates  voting  privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV. Sales Material and  Information  4.1. The Company shall furnish,  or shall cause to be furnished,  to the Fund or its  designee,  each piece of sales literature or other promotional  material that the Company develops and in which the Fund (or a Designated  Portfolio  thereof) or the Adviser or the Underwriter is named.  No such  material  shall be used  until  approved  by the Fund or its designee,  and the Fund  will use its best  efforts  for it or its  designee  to review such sales  literature or promotional  material  within five (5) Business
Days after receipt of such material. The Fund or its designee reserves the right to reasonably  object to the continued use of any such sales literature or other promotional  material in which the Fund (or a Designated  Portfolio  thereof) or the Adviser or the  Underwriter is named,  and no such material shall be used if the Fund or its designee so object.

   4.2. The Company shall not give any  information or make any  representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the
Underwriter  in  connection  with  the  sale of the  Contracts  other  than  the information  or  representations  contained  in the  registration  statement  or prospectus  or SAI for the  Fund  shares,  as such  registration  statement  and prospectus  or SAI may be  amended  or  supplemented  from  time to time,  or in reports  or proxy  statements  for the  Fund,  or in sales  literature  or other promotional material approved by the Fund or its designee or by the Underwriter, except with the  permission  of the Fund or the  Underwriter  or the designee of either.

   4.3. The Fund and the Underwriter, or their designee, shall furnish, or cause to be  furnished,  to the  Company,  each  piece  of sales  literature  or other promotional  material  that it  develops  and in which the  Company,  and/or its
Account, is named. No such material shall be used until approved by the Company, and the Company  will use its best  efforts to review such sales  literature  or promotional  material  within  five (5)  Business  Days  after  receipt  of such material.  The Company reserves the right to reasonably  object to the continued
use of any such sales  literature  or other  promotional  material  in which the
Company  and/or its Account is named,  and no such material shall be used if the
Company so objects.

   4.4. The Fund and the Underwriter  shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts  other than the information or  representations  contained in a registration statement,  prospectus (which shall include an offering memorandum, if any,  if the  Contracts  issued by the Company or  interests  therein are not registered under the 1933 Act), or SAI for the Contracts,  as such  registration statement,  prospectus, or SAI may be amended or supplemented from time to time, or in  published  reports  for the  Account  which are in the  public  domain or approved  by the  Company  for  distribution  to  Contract  owners,  or in sales literature  or  other  promotional  material  approved  by  the  Company  or its designee, except with the permission of the Company.

   4.5. The Fund will  provide to the Company at least one complete  copy of all registration statements,  prospectuses,  SAIs, reports, proxy statements,  sales
literature  and  other  promotional  materials,   applications  for  exemptions,
requests for no-action  letters,  and all  amendments to any of the above,  that relate to the Fund or its shares,  promptly after the filing of such document(s)
with the SEC or other regulatory authorities.

   4.6. The Company  will provide to the Fund at least one complete  copy of all
registration   statements,   prospectuses   (which  shall  include  an  offering
memorandum,  if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports,  solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions,  requests for no-action  letters,  and all  amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide  to the  Fund  and the  Underwriter  any  complaints  received  from the
Contract owners pertaining to the Fund or the Designated Portfolio.

   4.7. The Fund will  provide the Company with as much notice as is  reasonably practicable of any proxy solicitation for any Designated  Portfolio,  and of any material change in the Fund's  registration  statement,  particularly any change resulting  in a change  to the  registration  statement  or  prospectus  for any
Account.  The Fund will work with the  Company  so as to enable  the  Company to solicit  proxies from Contract  owners,  or to make changes to its prospectus or registration  statement,  in an orderly  manner.  The Fund will make  reasonable efforts  to attempt  to have  changes  affecting  Contract  prospectuses  become effective simultaneously with the annual updates for such prospectuses.

   4.8. For purposes of this Article IV, the phrase "sales  literature and other promotional  materials"  includes,  but is not limited to, any of the  following that refer to the Fund or any  affiliate  of the Fund:  advertisements  (such as material  published,  or designed  for use in, a newspaper,  magazine,  or other periodical, radio, television,  telephone or tape recording,  videotape display, signs or billboards,  motion pictures,  or other public media), sales literature
(i.e.,  any written  communication  distributed or made  generally  available to customers  or  the  public,  including  brochures,  circulars,  reports,  market letters,  form  letters,  seminar  texts,  reprints  or  excerpts  of any  other advertisement,  sales literature, or published article), educational or training materials or other  communications  distributed or made  generally  available to some or all agents or  employees,  and  registration  statements,  prospectuses,
SAIs,  shareholder  reports,  proxy  materials,  and  any  other  communications distributed or made generally available with regard to the Fund.

ARTICLE V. Fees and Expenses

   5.1. The Fund and the Underwriter  shall pay no fee or other  compensation to the  Company  under this  Agreement,  except  that if the Fund or any  Portfolio adopts and  implements  a plan  pursuant  to Rule 12b-1 to finance  distribution expenses,  then the Fund or  Underwriter  may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in  writing,  and such  payments  will be made out of  existing  fees  otherwise payable to the Underwriter,  past profits of the Underwriter, or other resources available to the Underwriter. Currently, no such payments are contemplated.

   5.2. All expenses  incident to  performance  by the Fund under this Agreement shall be paid by the  Fund.  The Fund  shall see to it that all its  shares  are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent  deemed  advisable  by the Fund,  in  accordance  with applicable  state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement,  proxy materials and reports,  setting the prospectus in type, setting in type and printing the proxy materials  and  reports  to  shareholders  (including  the costs of  printing  a prospectus that constitutes an annual report), the preparation of all statements and notices  required by any federal or state law, and all taxes on the issuance or  transfer  of the  Fund's  shares.  The Fund or its  designee  shall bear the expense of  distributing  Fund proxy material to Contract  owners as well as the expenses of tabulating  the votes of Contract  owners voting Fund shares at Fund shareholder meetings.

   5.3.  The  Company  shall  bear  the  expenses  of  distributing  the  Fund's prospectus to owners of Contracts  issued by the Company and of distributing the
Fund's annual and semi annual reports to such Contract owners.

ARTICLE VI. Diversification and Qualification

   6.1.  The Fund will  invest its assets in such a manner as to ensure that the
Contracts will be treated as annuity or life insurance  contracts,  whichever is appropriate,  under  the  Code and the  regulations  issued  thereunder  (or any successor  provisions).  Without  limiting  the  scope  of the  foregoing,  each
Designated  Portfolio  has  complied  and will  continue to comply with  Section
817(h) of the Code and Treasury  Regulation  Section  1.817-5,  and any Treasury
interpretations  thereof,  relating  to  the  diversification  requirements  for variable annuity,  endowment, or life insurance contracts, and any amendments or other modifications or successor  provisions to such Section or Regulations.  In the  event  of a  breach  of this  Article  VI by the  Fund,  it will  take  all reasonable  steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve  compliance within the grace period afforded by Regulation 1.817-5.

   6.2.  The Fund  represents  that it is or will be  qualified  as a  Regulated
Investment  Company  under  Subchapter M of the Code,  and that it will maintain such qualification  (under Subchapter M or any successor or similar  provisions)
and that it will notify the Company  immediately  upon having a reasonable basis for  believing  that it has ceased to so qualify or that it might not so qualify in the future.

   6.3. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance  contracts, under  applicable  provisions  of the  Code,  and  that  it will  maintain  such treatment, and that it will notify the Fund and the Underwriter immediately upon having a  reasonable  basis for  believing  the  Contracts  have ceased to be so treated or that they might not be so treated in the future.  The Company  agrees that any prospectus  offering a contract that is a "modified endowment contract"
as that  term is  defined  in  Section  7702A of the Code (or any  successor  or similar  provision),  shall  identify  such  contract  as a  modified  endowment contract.

ARTICLE VII. Potential Conflicts

The following  provisions shall apply only upon issuance of the Mixed and Shared
Funding  Order  and the sale of shares of the Fund to  variable  life  insurance separate accounts, and then only to the extent required under the 1940 Act.

   7.1.  The Board  will  monitor  the Fund for the  existence  of any  material irreconcilable  conflict  between the  interests of the  Contract  owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons,  including: (a) an action by any state insurance regulatory  authority;  (b) a change in applicable  federal or state  insurance, tax, or securities  laws or  regulations,  or a public  ruling,  private  letter ruling,  no-action or interpretative letter, or any similar action by insurance, tax, or securities  regulatory  authorities;  (c) an  administrative or judicial decision in any relevant proceeding;  (d) the manner in which the investments of any Portfolio are being managed;  (e) a difference in voting  instructions given by variable annuity contract and variable life insurance contract owners; or (f)
a decision  by an insurer to  disregard  the  voting  instructions  of  contract owners.  The Board shall  promptly  inform the Company if it determines  that an irreconcilable material conflict exists and the implications thereof.

   7.2. The Company will report any potential or existing  conflicts of which it is aware to the Board.  The Company  will  assist the Board in carrying  out its responsibilities  under  the  Mixed  and  Shared  Funding  Exemptive  Order,  by
providing the Board with all information  reasonably  necessary for the Board to consider any issues raised. This includes,  but is not limited to, an obligation by the Company to inform the Board whenever  Contract owner voting  instructions are disregarded.

   7.3. If it is  determined  by a majority  of the Board,  or a majority of its disinterested  members,  that a material  irreconcilable  conflict  exists,  the
Company and other Participating  Insurance Companies shall, at their expense and to the  extent  reasonably  practicable  (as  determined  by a  majority  of the disinterested  Board  members),  take whatever  steps are necessary to remedy or eliminate  the  irreconcilable  material  conflict,  up to  and  including:  (1)
withdrawing  the assets  allocable to some or all of the separate  accounts from the Fund or any Portfolio and reinvesting such assets in a different  investment medium,  including  (but not  limited  to)  another  Portfolio  of the Fund,  or submitting the question whether such segregation should be implemented to a vote of all affected  contract owners and, as appropriate,  segregating the assets of any appropriate group (i.e.,  annuity contract owners,  life insurance  contract owners,  or  variable  contract  owners of one or more  Participating  Insurance
Companies) that votes in favor of such segregation,  or offering to the affected contract owners the option of making such a change;  and (2)  establishing a new registered management investment company or managed separate account.

   7.4. If a material  irreconcilable  conflict  arises because of a decision by the Company to disregard  Contract owner voting  instructions  and that decision represents a minority  position or would  preclude a majority  vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this  Agreement  with respect to each Account;  provided, however,  that such  withdrawal and  termination  shall be limited to the extent required by the foregoing  material  irreconcilable  conflict as determined by a majority of the  disinterested  members of the Board.  Any such  withdrawal  and termination  must take place within six (6) months after the Fund gives  written notice that this provision is being  implemented,  and until the end of that six month  period the Fund shall  continue  to accept  and  implement  orders by the
Company for the purchase (and redemption) of shares of the Fund.

   7.5. If a material  irreconcilable conflict arises because a particular state insurance  regulator's  decision  applicable to the Company  conflicts  with the majority of other state regulators,  then the Company will withdraw the affected
Account's  investment in the Fund and terminate  this  Agreement with respect to such Account  within six months  after the Board  informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict;  provided,  however,  that such  withdrawal and  termination  shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the  foregoing six month  period,  the Fund shall  continue to accept and implement  orders by the Company for the purchase (and  redemption) of shares of the Fund.

   7.6. For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the  disinterested  members of the Board shall  determine  whether any  proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding  medium for the  Contracts.
The Company  shall not be  required  by Section  7.3 to  establish a new funding medium  for the  Contract  if an offer to do so has been  declined  by vote of a majority of Contract owners materially  adversely affected by the irreconcilable material  conflict.  In the event that the Board  determines  that any  proposed action does not adequately remedy any irreconcilable material conflict, then the
Company will  withdraw the Account's  investment in the Fund and terminate  this
Agreement  within six (6) months after the Board  informs the Company in writing of the foregoing  determination;  provided,  however,  that such  withdrawal and termination  shall be  limited  to the  extent  required  by any  such  material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

   7.7. If and to the extent the Mixed and Shared Funding Exemption Order or any amendment  thereto  contains terms and  conditions  different from Sections 3.4,
3.5, 3.6, 7.1,  7.2, 7.3, 7.4, and 7.5 of this  Agreement,  then the Fund and/or the Participating Insurance Companies, as appropriate,  shall take such steps as may be necessary to comply with the Mixed and Shared  Funding  Exemptive  Order, and Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this  Agreement  shall continue in effect only to the extent  that terms and  conditions  substantially identical  to such  Sections  are  contained  in the  Mixed and  Shared  Funding
Exemptive  Order or any amendment  thereto.  If and to the extent that Rule 6e-2 and Rule  6e-3(T) are  amended,  or Rule 6e-3 is adopted,  to provide  exemptive relief from any  provision of the 1940 Act or the rules  promulgated  thereunder with  respect  to mixed or shared  funding  (as  defined in the Mixed and Shared
Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared  Funding  Exemptive  Order,  then (a) the Fund and/or the Participating  Insurance Companies,  as appropriate,  shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and
Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections
3.5,  3.6,  7.1.,  7.2, 7.3, 7.4, and 7.5 of this  Agreement  shall  continue in effect only to the extent that terms and conditions  substantially  identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

   8.1. Indemnification By the Company

        8.1(a).  The Company  agrees to indemnify and hold harmless the Fund and the  Underwriter  and  each of its  trustees/directors  and  officers,  and each person,  if any,  who  controls  the Fund or  Underwriter  within the meaning of
Section 15 of the 1933 Act or who is under common  control with the  Underwriter
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 8.1)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation  (including legal and other expenses),  to which the Indemnified  Parties may become subject under any statute or  regulation,  at common law or  otherwise,  insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof)
or settlements:

          (iv)  arise out of or are based upon any untrue  statement  or alleged
                untrue   statements  of  any  material  fact  contained  in  the
                registration  statement,   prospectus  (which  shall  include  a
                written  description of a Contract that is not registered  under the 1933 Act),  or SAI for the  Contracts  or  contained  in the
                Contracts  or  sales   literature  for  the  Contracts  (or  any
                amendment or supplement to any of the  foregoing),  or arise out of or are based upon the  omission  or the  alleged  omission to state therein a material  fact required to be stated  therein or
                necessary  to  make  the  statements   therein  not  misleading,
                provided that this agreement to indemnify  shall not apply as to any  Indemnified  Party if such  statement  or  omission or such alleged  statement or omission was made in reliance  upon and in conformity  with  information  furnished to the Company by or on
                behalf  of  the  Fund  or  the   Underwriter   for  use  in  the
                registration  statement,  prospectus or SAI for the Contracts or in the  Contracts  or  sales  literature  (or any  amendment  or supplement) or otherwise for use in connection  with the sale of the Contracts or Fund shares; or

           (v)  arise out of or as a result  of  statements  or  representations
                (other  than  statements  or  representations  contained  in the registration statement,  prospectus, SAI, or sales literature of the Fund not  supplied  by the  Company  or  persons  under  its control)  or  wrongful  conduct of the  Company or its agents or persons  under the  Company's  authorization  or  control,  with respect to the sale or  distribution  of the  Contracts  or Fund
                Shares; or

          (vi)  arise out of any untrue statement or alleged untrue statement of
                a  material  fact   contained  in  a   registration   statement,
                prospectus,  SAI,  or  sales  literature  of  the  Fund  or  any amendment  thereof  or  supplement  thereto or the  omission  or alleged omission to state therein a material fact required to be stated therein or necessary to make the  statements  therein not misleading  if such a statement or omission was made in reliance upon  information  furnished  to the Fund by or on behalf of the
                Company; or

         (vii)  arise as a result of any  material  failure  by the  Company  to provide the services and furnish the  materials  under the terms of this Agreement (including a failure, whether unintentional or in good faith or  otherwise,  to comply  with the  qualification requirements specified in Article VI of this Agreement); or

        (viii)  arise  out  of  or  result  from  any  material  breach  of  any representation  and/or  warranty  made  by the  Company  in this
                Agreement  or arise  out of or result  from any  other  material breach of this Agreement by the Company; or

          (ix)  as limited by and in accordance  with the provisions of Sections
                8.1(b) and 8.1(c) hereof.

        8.1(b).  The  Company  shall not be liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless disregard of its obligations or duties under this Agreement.

        8.1(c).  The  Company  shall not be liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Company in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

        8.1(d). The Indemnified  Parties will promptly notify the Company of the commencement  of any litigation or proceedings  against them in connection  with the issuance or sale of the Fund shares or the Contracts or the operation of the
Fund.

   8.2. Indemnification by the Underwriter

        8.2(a).  The  Underwriter  agrees to  indemnify  and hold  harmless  the
Company and each of its  directors  and officers  and each  person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 8.2)
against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent  of the  Underwriter)  or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise,  insofar as such losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

           (x)  arise out of or are based upon any untrue  statement  or alleged
                untrue   statement  of  any  material  fact   contained  in  the
                registration  statement or prospectus or SAI or sales literature of the  Fund  (or  any  amendment  or  supplement  to any of the foregoing),  or arise out of or are based upon the  omission  or the alleged  omission to state  therein a material fact required to be stated therein or necessary to make the statements therein not misleading,  provided that this agreement to indemnify shall not  apply  as to any  Indemnified  Party if such  statement  or omission  or such  alleged  statement  or  omission  was made in reliance upon and in conformity  with  information  furnished to the  Underwriter  or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or
                in  sales   literature  (or  any  amendment  or  supplement)  or
                otherwise for use in  connection  with the sale of the Contracts or Fund shares; or

          (xi)  arise out of or as a result  of  statements  or  representations
                (other  than  statements  or  representations  contained  in the registration statement,  prospectus, SAI or sales literature for the  Contracts  not  supplied by the Fund,  the  Underwriter  or persons under their control) or wrongful  conduct of the Fund or
                Underwriter  or persons  under their  authorization  or control, with  respect to the sale or  distribution  of the  Contracts or
                Fund shares; or

         (xii)  arise out of any untrue statement or alleged untrue statement of
                a  material  fact   contained  in  a   registration   statement,
                prospectus,  SAI or sales literature covering the Contracts,  or any amendment thereof or supplement  thereto, or the omission or alleged omission to state therein a material fact required to be stated  therein or necessary to make the statement or statements therein not  misleading,  if such statement or omission was made in reliance upon  information  furnished to the Company by or on behalf of the Fund or the Underwriter; or

        (xiii)  arise as a result of any failure by the Fund or the  Underwriter to provide the  services  and furnish  the  materials  under the terms  of this  Agreement  (including  a  failure  of the  Fund, whether  unintentional or in good faith or otherwise,  to comply
                with  the   requirements   specified   in  Article  VI  of  this
                Agreement); or

         (xiv)  arise  out  of  or  result  from  any  material  breach  of  any representation  and/or  warranty made by the  Underwriter or the
                Fund in this  Agreement or arise out of or result from any other material  breach of this  Agreement  by the  Underwriter  or the
                Fund;

as limited by and in  accordance  with the  provisions  of  Sections  8.2(b) and
8.2(c) hereof.

        8.2(b).  The Underwriter shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

        8.2(c).  The Underwriter shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have notified the Underwriter in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified  Party, the Underwriter will be entitled to participate, at its own  expense,  in the  defense  thereof.  The  Underwriter  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action.  After notice from the  Underwriter to such party of the  Underwriter's  election to assume the defense  thereof,  the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and the  Underwriter  will not be liable to such party under this  Agreement for any legal or other expenses subsequently incurred by such party independently in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

        The  Company   agrees   promptly  to  notify  the   Underwriter  of  the
commencement of any litigation or proceedings  against it or any of its officers or directors  in  connection  with the issuance or sale of the  Contracts or the operation of the Account.

   8.3. Indemnification By the Fund

        8.3(a).  The Fund agrees to indemnify  and hold harmless the Company and each of its  directors  and officers  and each person,  if any, who controls the
Company  within the  meaning of  Section 15 of the 1933 Act  (collectively,  the
"Indemnified  Parties"  for  purposes of this  Section  8.3) against any and all losses,  claims,  expenses,  damages,  liabilities  (including  amounts  paid in settlement with the written consent of the Fund) or litigation  (including legal and other expenses) to which the  Indemnified  Parties may be required to pay or may become subject under any statute or regulation,  at common law or otherwise, insofar as such losses, claims, expenses,  damages,  liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the
Fund and:

          (xv)  arise as a result  of any  failure  by the Fund to  provide  the services  and  furnish  the  materials  under  the terms of this
                Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in
                Article VI of this Agreement); or

         (xvi)  arise  out  of  or  result  from  any  material  breach  of  any
                representation   and/or  warranty  made  by  the  Fund  in  this
                Agreement  or arise  out of or result  from any  other  material breach of this Agreement by the Fund;

as limited by and in  accordance  with the  provisions  of  Sections  8.3(b) and
8.3(c) hereof.

        8.3(b).  The  Fund  shall  not  be  liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.

        8.3(c).  The  Fund  shall  not  be  liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party  shall  have  notified  the  Fund in  writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such  service on any  designated  agent),  but failure to notify the Fund of any such claim shall not relieve  the Fund from any  liability  which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the Fund will be entitled to participate,  at its own  expense,  in the  defense  thereof.  The Fund also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named in the  action.  After  notice  from the Fund to such  party of the Fund's election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any  additional  counsel  retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.3(d).  The Company and the  Underwriter  agree  promptly to notify the
Fund of the  commencement  of any litigation or proceeding  against it or any of its  respective  officers or directors in  connection  with the  Agreement,  the issuance or sale of the Contracts,  the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

   9.1. This Agreement shall be construed and the provisions hereof  interpreted under and in accordance with the laws of the State of California.

   9.2. This Agreement  shall be subject to the provisions of the 1933, 1934 and
1940 Acts, and the rules and regulations and rulings thereunder,  including such exemptions  from  those  statutes,  rules and  regulations  as the SEC may grant
(including,  but not limited to, any Mixed and Shared Funding  Exemptive  Order)
and the terms hereof shall be interpreted and construed in accordance therewith.
If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

ARTICLE X. Termination

   10.1.  This Agreement shall continue in full force and effect until the first to occur of:

        (a)  termination  by any party,  for any reason with  respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

        (b)  termination  by the  Company by written  notice to the Fund and the
             Underwriter based upon the Company's  determination  that shares of the Fund are not reasonably  available to meet the  requirements of the Contracts; or

        (c)  termination  by the  Company by written  notice to the Fund and the
             Underwriter in the event any of the Designated  Portfolio's  shares are not  registered,  issued or sold in accordance  with applicable state  and/or  federal  law or such law  precludes  the use of such shares as the underlying  investment  media of the Contracts issued or to be issued by the Company; or

        (d)  termination  by the Fund or  Underwriter  in the event that  formal administrative  proceedings  are instituted  against the Company by the NASD, the SEC, the Insurance  Commissioner  or like official of any state or any other  regulatory  body  regarding  the  Company's duties  under  this  Agreement  or  related  to  the  sale  of  the
             Contracts,  the  operation of any  Account,  or the purchase of the
             Fund's  shares;  provided,  however,  that the Fund or  Underwriter determines in its sole judgment  exercised in good faith,  that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform  its  obligations  under this Agreement; or

        (e)  termination by the Company in the event that formal  administrative proceedings  are instituted  against the Fund or Underwriter by the
             NASD, the SEC, or any state  securities or insurance  department or any other  regulatory  body;  provided,  however,  that the Company determines in its sole judgment  exercised in good faith,  that any such administrative proceedings will have a material adverse effect upon  the  ability  of the  Fund  or  Underwriter  to  perform  its obligations under this Agreement; or

        (f)  termination  by the  Company by written  notice to the Fund and the
             Underwriter  with respect to any Designated  Portfolio in the event that such  Portfolio  ceases to qualify as a  Regulated  Investment
             Company  under  Subchapter  M or fails to comply  with the  Section
             817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably  believes that such Portfolio may fail to so qualify or comply; or

        (g)  termination  by the Fund or  Underwriter  by written  notice to the
             Company  in  the  event  that  the  Contracts   fail  to  meet  the
             qualifications specified in Article VI hereof; or

        (h)  termination by either the Fund or the Underwriter by written notice to  the  Company,  if  either  one  or  both  of  the  Fund  or the
             Underwriter  respectively,  shall determine, in their sole judgment exercised  in good faith,  that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects  since the date of this  Agreement  or is the  subject of material adverse publicity; or

        (i)  termination  by the  Company by written  notice to the Fund and the
             Underwriter,  if the Company shall determine,  in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial  condition or prospects  since the date of this Agreement or is the subject of material adverse publicity; or

        (j)  termination by the Company upon any  substitution  of the shares of another  investment  company  or  series  thereof  for  shares of a
             Designated  Portfolio of the Fund in  accordance  with the terms of the Contracts, provided that the Company has given at least 45 days prior  written  notice to the Fund and  Underwriter  of the date of substitution; or

        (k)  termination  by any party in the  event  that the  Fund's  Board of
             Trustees determines that a material  irreconcilable conflict exists as provided in Article VII.

   10.2.  Notwithstanding  any termination of this  Agreement,  the Fund and the
Underwriter  shall,  at the option of the  Company,  continue to make  available additional  shares of the Fund  pursuant  to the terms  and  conditions  of this
Agreement,  for all Contracts in effect on the effective  date of termination of this Agreement  (hereinafter  referred to as "Existing  Contracts"),  unless the
Underwriter requests that the Company seek, or unless the Company determines for itself to seek, an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. In the event that the  Underwriter  requests  that the Company  seek an order,  the
Underwriter  agrees to pay the cost of seeking and  implementing  such an order, and the Company agrees that it shall  reasonably  cooperate with the Underwriter and seek such an order upon  request.  In the event that it is the Company which has  determined  to  seek  an  order  (i.e.  it has not  been  requested  by the
Underwriter) then the costs of seeking and implementing such order will be borne by the  Company.  Specifically,  the  owners of the  Existing  Contracts  may be permitted to reallocate  investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase payments under the Existing  Contracts  (subject to any election to seek an order under Section
26(b) by the Underwriter,  or the Company,  as  applicable.).  The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations  shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any terminations under Section 10.1(g) of this Agreement.

   10.3. The Company shall not redeem Fund shares  attributable to the Contracts
(as  opposed to Fund shares  attributable  to the  Company's  assets held in the
Account)  except (i) as  necessary  to  implement  Contract  owner  initiated or approved  transactions,  (ii)  as  required  by  state  and/or  federal  laws or regulations  or  judicial  or  other  legal  precedent  of  general  application
(hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written  notice to the Fund and  Underwriter,  as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated  Portfolios is consistent with the  terms  of the  Contracts,  or (iv) as  permitted  under  the  terms  of the
Contract.  Upon request,  the Company will promptly  furnish to the Fund and the
Underwriter  reasonable  assurance that any  redemption  pursuant to clause (ii)
above is a Legally  Required  Redemption.  Furthermore,  except  in cases  where permitted  under the  terms of the  Contacts,  the  Company  shall  not  prevent
Contract  owners from  allocating  payments to a  Portfolio  that was  otherwise available  under the Contracts  without first giving the Fund or the Underwriter
45 days notice of its intention to do so.

   10.4.  Notwithstanding  any  termination  of  this  Agreement,  each  party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. Notices

   Any notice shall be  sufficiently  given when sent by registered or certified mail to the other  party at the address of such party set forth below or at such other  address  as such  party may from time to time  specify  in writing to the other party.

                  If to the Fund:        PIMCO  Variable Insurance Trust
                                         840 Newport Center Drive, Suite 300
                                         Newport Beach, CA 92660

                  If to the Company:     First Security Benefit Life Insurance
                                         And Annuity Company of New York
                                         Attention: General Counsel
                                         One Security Benefit Place
                                         Topeka, Kansas 66636-0001

                  If to Underwriter:     PIMCO Advisors Distributors LLC
                                         2187 Atlantic Street
                                         Stamford, CT 06902

ARTICLE XII. Miscellaneous

   12.1.  All persons  dealing with the Fund must look solely to the property of the  Fund,  and in the  case of a  series  company,  the  respective  Designated
Portfolios listed on Schedule A hereto as though each such Designated  Portfolio had  separately  contracted  with  the  Company  and  the  Underwriter  for  the enforcement  of any claims  against the Fund. The parties agree that neither the
Board,  officers,  agents  or  shareholders  of the  Fund  assume  any  personal liability or responsibility for obligations  entered into by or on behalf of the
Fund.

   12.2. Subject to the requirements of legal process and regulatory  authority, the Fund and the Underwriter shall treat as confidential the names and addresses of the owners of the  Contracts  and other  information  about the owners of the
Contracts  provided by the Company.  Each person shall treat as confidential all information  reasonably identified as confidential in writing by any other party hereto  and,  except  as  permitted  by  this  Agreement,  shall  not  disclose,
disseminate  or  utilize  such  names  and  addresses  and  other   confidential
information without the express written consent of the affected party until such time as such information has come into the public domain.

   12.3.  The  captions  in this  Agreement  are  included  for  convenience  of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   12.4.  This  Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts,  each of which taken  together  shall  constitute one and the same instrument.

   12.5. If any provision of this  Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   12.6.  Each  party  hereto  shall  cooperate  with each  other  party and all appropriate  governmental authorities (including without limitation the SEC, the
NASD,  and  state  insurance  regulators)  and  shall  permit  such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the New York Insurance  Commissioner  with any  information or reports in connection  with services  provided under this  Agreement  which such
Commissioner  may request in order to  ascertain  whether the  variable  annuity operations of the Company are being  conducted in a manner  consistent  with the
New York variable  annuity laws and regulations and any other  applicable law or regulations.

   12.7. The rights,  remedies and  obligations  contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity,  which the parties  hereto are  entitled to under state and federal laws.

   12.8. This Agreement or any of the rights and  obligations  hereunder may not be  assigned  by any party  without  the prior  written  consent of all  parties hereto.

   IN WITNESS  WHEREOF,  each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized  representative and its seal to be hereunder affixed hereto as of the date specified below.

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK          By its authorized officer

                                         By:    KAL BAKK
                                                --------------------------------
                                         Name:  Kal Bakk
                                                --------------------------------
                                         Title: Vice President
                                                --------------------------------
                                         Date:  5/20/03
                                                --------------------------------

PIMCO VARIABLE INSURANCE TRUST           By its authorized officer

                                         By:    JEFFREY M. SARGENT
                                                --------------------------------
                                         Name:  Jeffrey M. Sargent
                                                --------------------------------
                                         Title: Senior Vice President
                                                --------------------------------
                                         Date:  May 5, 2003
                                                --------------------------------

PIMCO ADVISORS DISTRIBUTORS LLC          By its authorized officer

                                         By:    NEWTON SCHOTT
                                                --------------------------------
                                         Name:  Newton Schott
                                                --------------------------------
                                         Title: Managing Director
                                                --------------------------------
                                         Date:  May 8, 2003
                                                --------------------------------

                                   Schedule A

        ACCOUNT(S)               CONTRACT(S)          DESIGNATED PORTFOLIO(S)

Variable Annuity Account A     AdvisorDesigns       PIMCO Total Return Portfolio
January 22, 1996               Variable Annuity     PIMCO Real Return Portfolio

Variable Annuity Account B     SecureDesigns        PIMCO All Asset Portfolio
January 22, 1996               Variable Annuity     PIMCO Low Duration Portfolio
                                                    PIMCO Real Return Portfolio

                  AMENDMENT NUMBER 1 TO PARTICIPATION AGREEMENT

   WHEREAS,  First Security  Benefit Life  Insurance and Annuity  Company of New
York (the  "Company"),  Pimco  Variable  Insurance  Trust  (the  "Fund")  and PA
Distributors LLC (formerly PIMCO Advisors  Distributors LLC) (the "Underwriter")
are parties to a Participation  Agreement  dated May 1, 2003 (the  "Agreement");
and

   WHEREAS,  terms of the Agreement  contemplate  that Accounts and Contracts of the Company that are eligible to purchase Designated  Portfolios of the Fund may be changed from time to time by amending Schedule A to the Agreement; and

   WHEREAS,  the  parties  wish to add certain  Accounts  and  Contracts  to the
Agreement by deleting the existing Schedule A and replacing it with the Schedule
A below; and

                                   SCHEDULE A
================================================================================
     ACCOUNT(S)             CONTRACT(S)              DESIGNATED PORTFOLIO(S)
--------------------------------------------------------------------------------
Variable Account A        AdvisorDesigns          PIMCO Total Return Portfolio -
(January 22, 1996)        Variable Annuity          Administrative Class
                                                  PIMCO Real Return Portfolio -
                                                    Administrative Class

Variable Account B        AdvanceDesigns          PIMCO All Asset Portfolio -
(January 22, 1996)        Variable Annuity          Administrative Class
                          and SecureDesigns       PIMCO Low Duration Portfolio -
                          Variable Annuity          Administrative Class
                                                  PIMCO Real Return Portfolio -
                                                    Administrative Class
================================================================================

   WHEREAS,  capitalized  terms  used but not  defined  herein,  shall  have the meaning given them in the Agreement; and

   WHEREAS,  all other  terms of the  Agreement  shall  remain in full force and effect;

   NOW,  THEREFORE,  the parties agree to delete the existing  Schedule A to the
Agreement and replace it with the Schedule A above.

   IN WITNESS  WHEREOF,  each of the parties  hereto has caused  this  Amendment
Number 1 to the  Agreement  to be  executed in its name and on its behalf by its duly authorized representative effective October 20, 2004.

FIRST SECURITY BENEFIT LIFE INSURANCE               PIMCO VARIABLE
AND ANNUITY COMPANY OF NEW YORK                     INSURANCE TRUST

By:    KALMAN BAKK, JR.                             By:    JEFF SARGENT
       ------------------------------------------          ---------------------
Name:  Kalman Bakk, Jr.                             Name:  Jeff Sargent
       ------------------------------------------          ---------------------
Title: Vice President and Chief Marketing Officer   Title: Senior Vice President
       ------------------------------------------          ---------------------

PA DISTRIBUTORS LLC

By:    E. BLAKE MOORE, JR.
       -------------------------------
Name:  E. Blake Moore, Jr.
Title: Managing Director/CEO